UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-10258 (Commission File Number)	54-1497771 (IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of Principal Executive Offices)	23225 (Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

          |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          At the Board meeting held immediately prior to the 2005 annual meeting of shareholders held on April 28, 2005, the Board approved amendments to the By-laws of Tredegar Corporation (“Tredegar”) to (i) provide for the effective electronic transmission of notice to shareholders if previously consented to by the shareholders to whom notice is given; (ii) allow the President and Chief Executive Officer (the “CEO”) or the Secretary to approve procedures for a shareholder or his or her duly authorized attorney-in-fact to electronically authorize another person to act for him or her by proxy; (iii) modify the shareholder quorum and voting requirements to conform to changes in the Virginia Stock Corporation Act and to otherwise update such provisions; (iv) reduce the number of members of the Board from eleven to nine; (iv) provide for the election of one or more Directors Emeritus; (v) modify the provisions relating to the Executive Compensation Committee, the Audit Committee and the Nominating and Governance Committee to ensure consistency with their respective charters; (vi) clarify that an officer may be removed with or without cause at any time by a resolution passed at any meeting of the Board or by a written consent in lieu thereof; (vii) provide that the President and CEO shall be the same person; (viIi) remove a provision permitting meetings of shareholders to be held without notice if all shareholders entitled to vote are present in person or by proxy or if the shareholders who are not present waive such notice in writing; and (ix) make other conforming changes.

          This description of Tredegar’s Amended and Restated By-laws is not complete and is qualified in its entirety by reference to the copy of the Amended and Restated By-laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.01	Amended and Restated By-laws of Tredegar Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 2, 2005	By:	/s/ D. Andrew Edwards ———————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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